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                                                                    EXHIBIT 99.1

                     SUBSCRIPTION AGENT AGREEMENT (Company)

   This Subscription Agent Agreement (the "Agreement") is made as of April 12, 2000 between Dynatech Corporation (the "Company") and EquiServe Trust Company, N.A. as subscription agent (the "Agent"). All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission, as amended by any amendment filed with respect thereto (the "Registration Statement").

   WHEREAS, the Company proposes to make a subscription offer (the "Offering") by issuing certificates or other evidences of subscription rights, in the form designated by the Company (the "Subscription Certificates") to shareholders of record (the "Shareholders") of its Common Stock, par value $0.01 per share ("Common Stock"), as of April 20, 2000, the record date specified by the Company (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for newly issued shares of Common Stock, as described in and upon such terms as are set forth in the Prospectus, a final copy of which has been or, upon availability will promptly be, delivered to the Agent; and

   WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the Offering, all upon the terms and conditions set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

   1. Appointment. The Company hereby appoints the Agent to act as subscription agent in connection with the Offering in accordance with the terms set forth in this Agreement and the Agent hereby accepts such appointment.

   2. Form and Execution of Subscription Certificates.

   (a) Each Subscription Certificate shall be irrevocable and non-transferable. The Agent shall, in its capacity as Transfer Agent of the Company, maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Shareholder in whose name it is recorded to the following:

     (1) With respect to Record Date Shareholders only, the right to acquire during the Subscription Period, as defined in the Prospectus, at the Subscription Price, as defined in the Prospectus, a number of shares of Common Stock equal to one share of Common Stock for every one Right (the "Basic Subscription Privilege"); and

     (2) The right to subscribe for additional shares of Common Stock, subject to the availability of such shares and to the allotment of such shares as may be available on the basis specified in the Prospectus; provided, however, that such Shareholder has exercised its Basic Subscription Privilege in full (the "Oversubscription Privilege").

   3. Rights and Issuance of Subscription Certificates.

   (a) Each Subscription Certificate shall evidence the Rights of the Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

   (b) Upon the written advice of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of the Company Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Company, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe for the Company's Common Stock calculated on the basis of a ratio to be set forth in the Prospectus and provided to the Agent by the Company
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for such purpose. The number of Rights that are issued to Shareholders will be rounded up, by the Agent, to the nearest number of whole Rights as fractional Rights will not be issued. Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized officer of the Agent. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, instruction letter and any other document as the Company deems necessary or appropriate, to all Shareholders with record addresses in the United States (including its territories and possessions and the District of Columbia). Delivery shall be by first class mail (without registration or insurance), except for those Shareholders having a registered address outside the United States (who will only receive copies of the Prospectus, instruction letter and other documents as the Company deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) and by first class mail (without registration or insurance) to those Shareholders having APO or FPO addresses. No Subscription Certificate shall be valid for any purpose unless so executed.

   (c) The Agent will mail a copy of the Prospectus, instruction letter, a special notice and other documents as the Company deems necessary or appropriate, if any, but not Subscription Certificates to Shareholders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia ) ("Foreign Shareholders"). The Rights to which such Subscription Certificates relate will be held by the Agent for such Foreign Record Date Shareholders' accounts until instructions are received to exercise, sell or transfer the Rights.

   4. Exercise.

   (a) Shareholders may acquire shares of Common Stock under their Basic Subscription and Oversubscription Privileges by delivering to the Agent as specified in the Prospectus (i) the Subscription Certificate with respect thereto, duly executed by such Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the purchase price as disclosed in the Prospectus for each share of Common Stock subscribed for by exercise of such Basic Subscription and Oversubscription Privileges, in U.S. dollars by wire transfer of immediately available funds, or by money order or check drawn on a bank in the United States, in each case payable to the order of the Agent.

   (b) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York time on such date as the Company shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the Shareholder Services Division of the Agent specified in the Prospectus.

   (c) Notwithstanding the provisions of Section 4 (a) and 4 (b) regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York time on the Expiration Date, if prior to such time the Agent receives a Notice of Guaranteed Delivery by facsimile (telecopy) or otherwise from a bank, a trust company or a New York Stock Exchange member guaranteeing delivery of (i) payment of the full Subscription Price for the shares of Common Stock subscribed for shares subscribed for under the Basic Subscription and Oversubscription Privileges, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription and Oversubscription Privileges shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate and full payment for the Common Stock by the Agent within three Business Days (as defined below) after the Expiration Date (the "Protect Period"). For the purposes of the Prospectus and this Agreement, "Business Day" shall mean any day on which trading is conducted on the New York Stock Exchange.

   (d) Any excess payment to be refunded by the Company to a Shareholder will be mailed by the Agent as soon as practicable after the Expiration Date. The Agent will not issue or deliver certificates for shares subscribed for until payment in full therefore has been received, including collection of checks and payment pursuant to notices of guaranteed delivery.

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   5. Validity of Subscriptions. Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

   6. Oversubscription. If, after allocation of shares of Common Stock to Shareholders, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to shareholders who have exercised all the Rights initially issued to them and who wish to acquire more than the number of shares for which the Rights issued to them are exercisable. Shares subscribed for pursuant to the Oversubscription Privilege will be allocated in the amounts of such oversubscriptions if remaining sufficient shares are available. If the number of shares for which the Oversubscription Privilege has been exercised is greater than the Remaining Shares, the Agent shall allocate the Remaining Shares to Shareholders exercising Oversubscription Privileges based on the number of shares of Common Stock owned by them on the Record Date. Any remaining shares to be issued shall be allocated to Clayton, Dubilier & Rice Fund VI Limited Partnership (the "Standby Purchaser"). The percentage of Remaining Shares each over-subscribing Shareholder may acquire will be rounded up or down to result in delivery of whole shares of Common Stock. The Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

   7. Delivery of Certificates. The Agent will deliver (i) certificates representing those shares of Common Stock validly purchased pursuant to exercise of Basic Subscription Privileges as soon as practicable after the Expiration Date and (ii) certificates representing those shares purchased pursuant to the exercise of the Oversubscription Privilege as soon as practicable after the Expiration Date and after all allocations under the Basic Subscription Privileges have been effected.

   8. Holding Proceeds of Rights Offering in Escrow.

   (a) All proceeds received by the Agent from Shareholders in respect of the exercise of Rights shall be held by the Agent, on behalf of the Company, in a segregated account (the "Account"). No interest shall accrue to the Company or Shareholders on funds held in the Account pending disbursement in the manner described in Section 4(d) above.

   (b) The Agent shall deliver all proceeds received in respect of the exercise of Rights to the Company as promptly as practicable, but in no event later than ten business days after the Expiration Date.

   9. Reports.

   (a) Daily, during the period commencing on a date to be provided by the Company, until termination of the Subscription Period, the Agent will report by telephone or telecopier, confirmed by letter, to an Officer of the Company, data regarding Rights exercised, the total number of shares of Common Stock subscribed for, and payments received therefor, bringing forward the figures from the previous day's report in each case so as to show the cumulative totals and any such other information as may be mutually determined by the Company and the Agent.

   10. Loss or Mutilation. If any Subscription Certificate is lost, stolen, mutilated or destroyed, the Agent may, on such terms which will indemnify and protect the Company and the Agent as the Agent may in its discretion impose (which shall, in the case of a mutilated Subscription Certificate include the surrender and cancellation thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen, mutilated or destroyed.

   11. Compensation for Services. The Company agrees to pay to the Agent compensation for its services as such in accordance with its Fee Schedule to
act as Agent, dated                     and set forth hereto as Exhibit A. The
Company further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

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   12. Instructions and Indemnification. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

     (a) The Agent shall be entitled to rely upon any instructions or directions furnished to it by an appropriate officer of the Company, whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an officer of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control.

     (b) The Company will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Company, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of the Agent or such nominees.

   13. Changes in Subscription Certificate. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Subscription Certificate except insofar as any such change may confer additional rights upon the Shareholders.

   14. Assignment, Delegation.

   (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

   (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

   (c) The Agent may, without further consent on the part of the Company, (i) subcontract for the performance hereof with EquiServe Limited Partnership or
(ii) subcontract with other subcontractors for systems, processing, and telephone and mailing services as may be required from time to time; provided, however, that the Agent shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

   15. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.

   16. Third Party Beneficiaries. This Agreement does not constitute an agreement for a partnership or joint venture between the Agent and the Company. Neither Party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

   17. Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party's duties.

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   18. Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

   19. Severability. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

   20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

   21. Captions. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

   22. Facsimile Signatures. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

   23. Confidentiality. The Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

   24. Term. This agreement shall remain in effect until termination upon the date of completion of the Offering (the "Termination Date") or, prior to the Termination Date, upon 30 days' written notice by either party to the other. Upon termination of the Agreement, the Agent shall retain all canceled Certificates and related documentation as required by applicable law.

   25. Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

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   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

EquiServe Trust Company, N.A.             Dynatech Corporation


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Signature                                 Signature


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Title                                     Title


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Date                                      Date

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